                                   EXHIBIT 11

                     RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
         THIRTY-NINE WEEKS ENDED DECEMBER 2, 1995 AND NOVEMBER 26, 1994
                    (In Thousands Except Per Share Amounts)

                                                             1996        1995
                                                             ----        ----
Earnings Per Common Share-Assuming No Dilution
----------------------------------------------
  Net Income                                               $101,953    $ 88,032
                                                           ========    ========
  Weighted average number of common shares
    outstanding                                              83,816      84,977
                                                           ========    ========
  Primary earnings per common share                           $1.22       $1.04
                                                           ========    ========

Earnings Per Common Share-Assuming Full Dilution
------------------------------------------------
  Earnings
    Net Income                                             $101,953    $ 88,032
    Add after tax interest expense applicable to 6 3/4%
      convertible notes (a)                                   5,845       5,458
                                                           --------    --------
    Net income as adjusted                                 $107,798    $ 93,490
                                                           ========    ========
  Shares
    Weighted average number of common shares
      outstanding                                            83,816      84,977
    Assuming conversion of 6 3/4% convertible
      notes                                                   6,395       6,395
    Assuming exercise of options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                    747         741
                                                           --------    --------
    Weighted average number of common shares outstanding
      as adjusted                                            90,958      92,113
                                                           ========    ========
  Earnings per common share assuming full dilution            $1.19(b)    $1.01(b)
                                                              =====       =====

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b)  This calculation is submitted in accordance with Regulation S-K item 601
     (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.

                                   EXHIBIT 11

                     RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
          THIRTEEN WEEKS ENDED DECEMBER 2, 1995 AND NOVEMBER 26, 1994
                    (In Thousands Except Per Share Amounts)

                                                               1996           1995
                                                               ----           ----
Earnings Per Common Share-Assuming No Dilution
----------------------------------------------
  Net Income                                                 $ 32,660        $ 26,928
                                                             ========        ========
  Weighted average number of common shares outstanding         83,758          84,291
                                                             ========        ========
  Primary earnings per common share                              $.39            $.32
                                                             ========        ========

Earnings Per Common Share-Assuming Full Dilution
------------------------------------------------
  Earnings
    Net Income                                               $ 32,660        $ 26,928
    Add after tax interest expense applicable to 6 3/4%
      convertible notes (a)                                     1,954           1,879
                                                             --------        --------
    Net income as adjusted                                   $ 34,614        $ 28,807
                                                             ========        ========
  Shares
    Weighted average number of common shares outstanding       83,758          84,291
    Assuming conversion of 6 3/4% convertible notes             6,395           6,395
    Assuming exercise of options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                      747             741
                                                             --------        --------
    Weighted average number of common shares outstanding
      as adjusted                                              90,900          91,427
                                                             ========        ========
  Earnings per common share assuming full
    dilution                                                     $.38(b)         $.32(b)
                                                                 ====            ====

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b)  This calculation is submitted in accordance with Regulation S-K item 601
     (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.